EXHIBIT 99.1

News Release  News Release  News Release   News Release   News Release  News

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Toby Willard, sherwood.s.willardjr@aexp.com, +1.212.640.5574
Shreya Patel, shreya.patel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS SECOND QUARTER EPS OF $1.47

REFLECTING HIGHER REVENUES, STRONG CREDIT QUALITY AND

OPERATING EXPENSE DISCIPLINE

New York – July 19, 2017 - American Express Company (NYSE: AXP) today reported second-quarter net income of $1.3 billion, down 33 percent from $2.0 billion a year ago. The year-ago quarter included results related to the Costco U.S. relationship that has since been discontinued, a gain of $1.1 billion ($677 million after-tax) from the sale of the related loan portfolio, and a $232 million ($151 million after-tax) restructuring charge.

Diluted earnings per share in the current quarter were $1.47, down 30 percent from $2.10 a year ago.

Second-quarter consolidated total revenues net of interest expense were $8.3 billion, up 1 percent from $8.2 billion a year ago.  Excluding business from the discontinued relationship and the impact of foreign exchange rates, adjusted revenues net of interest expense grew 8 percent.1  Those increases primarily reflected higher net interest income and higher adjusted Card Member spending.

Consolidated provisions for losses were $584 million, up 26 percent from $463 million a year ago. The increase primarily reflected continued strong growth in the loan portfolio and a higher lending write-off rate.

Consolidated expenses were $5.8 billion, up 21 percent from $4.8 billion last year. The year-ago quarter included three significant items: the gain from the loan portfolio sale, which was reported as an expense reduction; the restructuring charge; and Costco-related rewards expenses.  The current quarter reflected higher rewards expenses related to product enhancements.

__________
1 Adjusted revenues net of interest expense on an FX-adjusted basis, a non-GAAP measure, excludes from prior-year results estimated revenues from Costco in the United States, Costco U.S. cobrand Card Members and other merchants for out-of-store spend on the Costco cobrand card. Management believes adjusted revenues net of interest expense is useful in evaluating the ongoing operating performance of the company following the end of the Costco U.S. relationship.  See footnote 4 for an explanation of FX-adjusted information and Appendix I for a reconciliation to total revenues net of interest expense on a GAAP basis.

Operating expenses were up 39 percent versus the prior year. Excluding the prior-year portfolio sale gain and restructuring charge, adjusted operating expenses were down 4 percent.2

The effective tax rate for the quarter was 31 percent, down from 33 percent in the year-ago quarter, due largely to the geographic mix of earnings.

The company’s return on average equity (ROE) was 21.7 percent, down from 26.4 percent a year ago.

“We started the year strong and accelerated the pace this quarter by continuing to execute a strategy that is transforming our consumer, commercial and merchant businesses,” said Kenneth I. Chenault, chairman and chief executive officer.

“Our transition started in 2015 when we renewed several long term cobrand relationships and moved away from others that no longer made economic sense. It continued with aggressive initiatives to lower operating expenses and increase investment spending in businesses with the most attractive growth potential.  While each of those moves suppressed short-term results, we believed they would put us in a stronger position for the longer term.  They have.

“There were many signposts of progress this quarter: adjusted revenue growth accelerated to 8 percent; adjusted Card Member spending was up 8 percent and spread across business units and geographies3; healthy loan growth and credit quality; strong new card acquisition – particularly among affluent consumers in the U.S.; and continued progress on reducing operating expenses.  The work is not complete, but we’re now moving forward with a stronger foundation and a blueprint for growth in the years ahead.

“Beyond any one quarter, though, we’ve been focused on emerging from the transition with a stronger, more diversified mix of businesses. We have built a leaner organization with:

•	A consumer business generating strong growth internationally and in the U.S. where we have strengthened our product offerings in the premium sector.
•	A lending business that has broadened our Card Member relationships and successfully balanced growth with strong credit quality.
•	An industry-leading presence with small and medium-sized enterprises that use our cards for their payment needs.
•	A larger merchant network that accommodates a greater share of our Card Member spending.
•	A card acquisition engine that has been successfully redesigned for the digital age.
•	A more agile technology infrastructure that brings customized products and services to market more quickly and efficiently.

“While this work was underway, we maintained a strong balance sheet and results from the Federal Reserve’s recent stress test show a resilient business model.  We're pleased that the Fed approved our plan to return an additional $4.4 billion to shareholders over the next four quarters through share repurchases.
__________
2  Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications, and other, net. Adjusted operating expenses is a non-GAAP measure. Management believes adjusted operating expenses is a useful metric for evaluating the company’s ongoing performance and cost reduction efforts. See Appendix I for a reconciliation to operating expenses on a GAAP basis.

3 Adjusted billed business is FX adjusted and excludes the impact of Costco cobrand card billed business (in-store and out-of-store) and billed business on other (non-Costco cobrand) American Express cards at Costco in the U.S. See footnote 4 for an explanation of FX-adjusted information. On a reported basis, worldwide billed business was flat in Q2’17.

“Now that we are halfway through the year, we are confident that we will deliver earnings per share between $5.60 and $5.80 in 2017."

Segment Results

U.S. Consumer Services reported second-quarter net income of $440 million, down 59 percent from $1.1 billion a year ago.  The year-ago period included Costco-related revenues, expenses and a portion of the previously mentioned portfolio sale gain.

Total revenues net of interest expense were $3.2 billion, unchanged from a year ago.

Provisions for losses totaled $345 million, up 46 percent from $237 million a year ago.  The increase primarily reflected strong growth in the loan portfolio and a higher lending write-off rate.

Total expenses were $2.2 billion, up 71 percent from $1.3 billion a year ago. The year-ago period included a portion of the portfolio sale gain and restructuring charge, as well as Costco-related rewards expenses.  The current quarter reflected rewards expenses related to product enhancements.

The effective tax rate was 34 percent compared to 37 percent a year ago.

International Consumer and Network Services reported second-quarter net income of $209 million, down 8 percent from $228 million a year ago.

Total revenues net of interest expense were $1.4 billion, up 1 percent (up 3 percent FX-adjusted4) from a year ago. The increase primarily reflected higher discount revenue, net interest income and net card fees, partially offset by the benefit of a contractual partner payment in the prior year.

Provisions for losses totaled $84 million, up 8 percent from $78 million a year ago.

Total expenses were $1.1 billion, up 1 percent (up 2 percent FX-adjusted4) from a year ago.  The year-ago period included a portion of the previously mentioned restructuring charge. The increase in the current quarter primarily reflected rewards expenses driven by higher Card Member spending, as well as Card Member services costs.

__________
4 As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2017 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

The effective tax rate was 24 percent, compared to 17 percent in the year-ago quarter, which included a benefit related to the resolution of certain prior years’ tax items.

Global Commercial Services reported second-quarter net income of $500 million, down 13 percent from $576 million a year ago.  The year-ago period included Costco-related revenues, expenses and a portion of the previously mentioned portfolio sale gain.

Total revenues net of interest expense were $2.6 billion, up 3 percent from $2.5 billion a year ago, primarily reflecting higher Card Member spending.

Provisions for losses totaled $154 million, up 11 percent from $139 million a year ago.

Total expenses were $1.6 billion, up 15 percent from $1.4 billion a year ago.  The year-ago period included a portion of the portfolio sale gain and restructuring charge, as well as Costco-related rewards expenses. The current quarter reflected higher rewards expenses related to product enhancements.

The effective tax rate was 35 percent, down from 37 percent a year ago.

Global Merchant Services reported second-quarter net income of $430 million, up 15 percent from $373 million a year ago.

Total revenues net of interest expense were $1.2 billion, unchanged from a year ago.  The prior-year period included Costco-related revenues.

Total expenses were $472 million, down 14 percent from $547 million a year ago.  The decrease reflected lower operating expenses and marketing spending.

The effective tax rate was 37 percent, down from 38 percent from a year ago.

Corporate and Other reported second-quarter net loss of $239 million compared with net loss of $229 million a year ago.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com, and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, Plenti rewards program, travel services, gift cards, prepaid cards, merchant services, Accertify, corporate card, business travel, and corporate responsibility.
This earnings release should be read in conjunction with the company’s statistical tables for the second-quarter 2017, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K filed today with the Securities and Exchange Commission.

An investor conference call will be held at 5:00 p.m. (ET) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

# # #

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2017, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the Company’s ability to achieve its 2017 earnings per common share outlook as well as return on average equity (ROE) expectations for 2017, which will depend in part on the following: revenues growing consistently with current expectations, which could be impacted by, among other things, the factors identified in the subsequent bullet; the level of spend in bonus categories on rewards-based and/or cash-back cards and redemptions of Card Member rewards and offers; the impact of any future contingencies, including, but not limited to, litigation-related settlements, judgments or expenses, the imposition of fines or civil money penalties, an increase in Card Member reimbursements, restructurings, impairments and changes in reserves; write-downs of deferred tax assets as a result of tax law or other changes; credit performance remaining consistent with current expectations; the ability to continue to realize benefits from restructuring actions and operating leverage at levels consistent with current expectations; the amount the Company spends on Card Member engagement and the Company’s ability to drive growth from such investments; changes in interest rates beyond current expectations (including the impact of hedge ineffectiveness and deposit rate increases); the impact of regulation and litigation, which could affect the profitability of the Company’s business activities, limit the Company’s ability to pursue business opportunities, require changes to business practices or alter the Company’s relationships with partners, merchants and Card Members; the Company’s tax rate remaining in line with current expectations, which could be impacted by, among other things, the Company’s geographic mix of income being weighted more to higher tax jurisdictions than expected, changes in tax laws and regulation and unfavorable tax audits and other unanticipated tax items; the impact of accounting changes and reclassifications; and the Company’s ability to continue executing its share repurchase program;

•
the ability of the Company to grow revenues net of interest expense, which could be impacted by, among other things, weakening economic conditions in the United States or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending, continued growth of Card Member loans, a greater erosion of the average discount rate than expected, the strengthening of the U.S. dollar, a greater impact on discount revenue from cash back and cobrand partner and client incentive payments, more cautious spending by large and global corporate Card Members, the willingness of Card Members to pay higher card fees, and lower spending on new cards acquired than estimated; and will depend on factors such as the Company’s success in addressing competitive pressures and implementing its strategies and business initiatives, including growing profitable spending from existing  and new Card Members, increasing penetration among middle market and small business clients, expanding the Company’s international footprint and increasing merchant acceptance;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for cobrand relationships and the success of marketing, promotion or rewards programs;

•
the Company’s rewards expense and cost of Card Member services growing inconsistently from expectations, which will depend in part on Card Member behavior as it relates to their spending patterns and actual usage and redemption of rewards, as well as the degree of interest of Card Members in the value proposition offered by the Company; increasing competition, which could result in greater rewards offerings; the Company’s ability to enhance card products and services to make them attractive to Card Members; and the amount the Company spends on the promotion of enhanced services and rewards categories and the success of such promotion;

•
the actual amount to be spent on marketing and promotion, which will be based in part on management’s assessment of competitive opportunities; overall business performance and changes in macroeconomic conditions; the actual amount of advertising and Card Member acquisition costs; competitive pressures that may require additional expenditures; the Company’s ability to continue to shift Card Member acquisition to digital channels; contractual obligations with business partners and other fixed costs and prior commitments; management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities; and the Company’s ability to realize efficiencies, optimize investment spending and control expenses to fund such spending;

•
the ability of the Company to reduce its overall cost base by $1 billion on a run rate basis by the end of 2017, which will depend in part on the timing and financial impact of reengineering plans, which could be impacted by factors such as the Company’s inability to mitigate the operational and other risks posed by potential staff reductions, the Company’s inability to develop and implement technology resources to realize cost savings and underestimating hiring and other employee needs; the ability of the Company to reduce annual operating expenses, which could be impacted by, among other things, the factors identified below; the ability of the Company to optimize marketing and promotion expenses, which could be impacted by the factors identified in the preceding bullet;

•
the ability to reduce annual operating expenses, which could be impacted by the need to increase significant categories of operating expenses, such as consulting or professional fees, including as a result of increased litigation, compliance or regulatory-related costs or fraud costs; the ability of the Company to develop, implement and achieve substantial benefits from reengineering plans; higher than expected employee levels; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management’s decision to increase or decrease spending in such areas as technology, business and product development and sales forces; greater than expected inflation; the Company’s ability to balance expense control and investments in the business; the impact of accounting changes and reclassifications; and the level of M&A activity and related expenses;

•
the Company’s delinquency and write-off rates and growth of provisions for losses being higher than current expectations, which will depend in part on changes in the level of loan balances and delinquencies, mix of loan balances, loans and receivables related to new Card Members and other borrowers performing as expected, credit performance of new and enhanced lending products, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
the Company’s ability to execute against its lending strategy to grow loans, which may be affected by increasing competition, brand perceptions and reputation, the Company’s ability to manage risk in a growing Card Member loan portfolio, and the behavior of Card Members and their actual spending and borrowing patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive non-card lending products, capture a greater share of existing Card Members’ spending and borrowings, reduce Card Member attrition and attract new customers;

•
the possibility that the Company will not execute on its plans to significantly increase merchant coverage, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers, the value proposition offered to small merchants and the efforts of OptBlue merchant acquirers to sign merchants for American Express acceptance, as well as the awareness and willingness of Card Members to use American Express cards at small merchants and of those merchants to accept American Express cards;

•
the ability of the Company to capture small business and middle market spending, which will depend in part on the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the ability of the Company to offer attractive value propositions and card products to potential customers, competition, the Company’s ability to enhance and expand its payment solutions, and the effectiveness of the Company’s marketing and promotion of its corporate payment solutions and small business card products to potential customers;

•
the ability of the Company to grow internationally, which could be impacted by regulation and business practices, such as those capping interchange or other fees, favoring local competitors or prohibiting or limiting foreign ownership of certain businesses; the Company’s ability to partner with additional GNS issuers as a result of regulation or otherwise and the success of GNS partners in acquiring Card Members and/or merchants; political or economic instability, which could affect lending and other commercial activities; the Company’s ability to tailor products and services to make them attractive to local customers; and competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants;

•
the Company’s ability to attract and retain Card Members as well as capture the spending and borrowings of its customers, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation and the ability of the Company to develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on ongoing investment in marketing and promotion expenses, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, and infrastructure to support new products, services and benefits;

•
the erosion of the average discount rate by a greater amount than anticipated, including as a result of a greater shift of existing merchants into the OptBlue program, changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates in the European Union and elsewhere) and other factors;

•
changes affecting the ability or desire of the Company to return capital to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its primary regulators, the amount the Company spends on acquisitions of companies and the Company’s results of operations and capital needs and economic environment in any given period;

•
the Company’s deposit rates increasing faster or slower than current expectations due to changes in the Company’s funding mix, market pressures, regulatory constraints or changes in benchmark interest rates, which could affect the Company’s net interest yield and funding costs;

•
the Company’s net interest yield on Card Member loans remaining consistent with current expectations, which will be influenced by, among other things, interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the Company’s Card Member acquisition strategy, product mix, cost of funds, credit actions, including line size and other adjustments to credit availability, potential pricing changes and deposit rates, which could be impact by, among other things, the factors identified in the preceding bullet;

•
legal and regulatory developments, including with regard to broad payment system regulatory regimes, actions by the CFPB and other regulators and the stricter regulation of financial institutions, which could require the Company to make fundamental changes to many of its business practices; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase of stock; or result in harm to the American Express brand; and

•
factors beyond the Company’s control such as changes in global economic and business conditions, consumer and business spending, the availability and cost of capital, unemployment rates, geopolitical conditions (including potential impacts resulting from the U.S. Administration and the proposed exit of the U.K. from the European Union), foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, all of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan balances and other aspects of the Company and its results of operations or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the Company’s other reports filed with the Securities and Exchange Commission.
# # #

American Express Company			(Preliminary)
Appendix I
Reconciliations of Adjustments
(Millions, except percentages)

			YOY % Change
	Q2'17	Q2'16
Adjusted Total Revenues Net of Interest Expense
Total revenues net of interest expense	$8,307	$8,235	1
Estimated Costco-related revenues (A)	-	530
Adjusted total revenues net of interest expense	$8,307	$7,705	8
FX-adjusted Adjusted total revenues net of interest expense (B)	$8,307	$7,657	8

Adjusted Operating Expenses
Operating expenses (C)	$2,669	$1,921	39
Gain on sale of Costco portfolio (pre-tax)	-	1,091
Q2’16 Restructuring charge (pre-tax)	-	232
Adjusted Operating expenses	$2,669	$2,780	(4)

(A)
Represents estimated Discount revenue from Costco in the U.S. for spend on American Express cards and from other merchants for spend on the Costco cobrand card as well as Other fees and commissions and Interest income from Costco cobrand Card Members.

(B)
FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e. assumes the foreign exchange rates used to determine results for Q2'17 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

(C)	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications, and other, net.